Exhibit 99.1

                                Certification of
                             Chief Executive Officer
                        of Metropolis Realty Trust, Inc.

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. ss.1350, and accompanies the quarterly report on Form 10-Q (the "Form 10-Q") for the quarter ended June 30, 2002 of Metropolis Realty Trust, Inc. (the "Issuer").

I, Lee S. Neibart, the President of Issuer, certify that to the best of my knowledge:

      (i) the Form 10-Q fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

      (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated: August 14, 2002


                                        /s/ Lee S. Neibart
                                        ----------------------------------------
                                        Name:  Lee S. Neibart
                                        Title: President

Subscribed and sworn to before me
this 14th day of August 2002


/s/ LeAnn Leutner
------------------------------------
Name: LeAnn Leutner
Title: Notary Public

My commission expires:
   LeAnn Leutner
   Notary Public, State of New York
   No. 02-LE6067525
   Qualified in New York County
   Commission Expires 12/05/2005